                                                                    EXHIBIT 10.1

- - ---------------
Name of Director


                           INDEMNIFICATION AGREEMENT


         AGREEMENT, effective as of February 28, 1994 between Rayonier Inc., a North Carolina corporation (the "Company"), and ----------------------- (the "Indemnitee").


         WHEREAS, the Indemnitee has been requested by the Company to serve as a director of Rayonier Forest Resources Company ("RFR"), a Delaware corporation and a wholly owned subsidiary of the Company, which is the managing general partner of Rayonier Timberlands, L.P. and Rayonier Timberlands Operating Company, L.P. (both such partnerships being collectively referred to as the "Partnerships"); and /FS

         WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors and officers liability insurance policies.

         NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve RFR at the Company's request, and intending to be legally bound hereby, the parties hereto do hereby covenant and agree as follows:


         1. INDEMNITY. The Company shall hold harmless and indemnify (or cause RFR to indemnify) the Indemnitee against all expenses and liabilities incurred by the Indemnitee in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, whether brought by another party or by or in the right of RFR or the Company or otherwise, in which the Indemnitee may be involved in any manner, as a party, witness or otherwise, or in which the Indemnitee is threatened to be made so involved, by reason of the fact that the Indemnitee was or is a director of RFR (any such claim, action suit or proceeding being hereinafter referred to as an "Action"). The term "expenses" shall include fees and expenses of counsel selected by the Indemnitee and "liabilities" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement.

         2. ADVANCEMENT OF EXPENSES. The Company shall pay in advance (or cause RFR to pay in advance) all expenses incurred by the Indemnitee in defending an Action in advance of the final disposition of such Action, provided the Indemnitee complies with his obligations under Section 3.

         3. OBLIGATIONS OF THE INDEMNITEE. Promptly after receipt by the Indemnitee of notice of the commencement of any Action in respect of which the Indemnitee may seek indemnification or advancement of Expenses, the Indemnitee shall notify the Company in writing of the commencement of such Action, but the omission so to notify the Company shall not relieve the Company or RFR of any obligation it may have to indemnify or advance expenses to the Indemnitee otherwise than under this Agreement. The Indemnitee agrees that he shall immediately reimburse the Company (or RFR, as the case may be) for any amount advanced or paid by the Company or RFR to the Indemnitee under this Agreement
(1) if it shall be finally determined that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of RFR or (2) upon receipt by the Indemnitee of the amount so advanced by the Company or RFR under any insurance policy or other agreement.

         4. TERM OF AGREEMENT. This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after the date that the Indemnitee shall have ceased to serve as a director of RFR or (ii) the final termination of all pending Actions in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder, including any Action commenced by the Indemnitee to enforce the Indemnitee's rights under this Agreement.

         5. SUCCESS; PARTIAL INDEMNITY, ETC. To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all claims made against him in an Action or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all expenses incurred in connection therewith. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, settlements, penalties or fines paid as a result of a Action but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

         6. BURDEN OF PROOF. In connection with any determination as to whether the Indemnitee is entitled to be indemnified hereunder, the person or persons or entity or body making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the burden of overcoming such presumption by clear and convincing evidence shall be on the Company.

         7. NONEXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Certificate of

Incorporation or by-laws of RFR, the Delaware General Corporation Law, the partnership agreement of either Partnership or otherwise.

          8. CONTRIBUTION.  In the event the indemnification provided for in
Section 1 of this Agreement is unavailable to the Indemnitee in connection with any Action under any Federal law, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the expenses incurred by the Indemnitee in such proportion as deemed fair and reasonable by the reviewing party, in light of all the circumstances of the Action giving rise to such expenses, in order to reflect (i) the relative benefits received by the Company or RFR and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Action and (ii) the relative fault of each.

         9. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

         10. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

         11. PROCEDURES VALID. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination is made that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration

         12. AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         13. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute an appropriate document in favor of the Company to secure such rights.

         14. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Action to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

         15. BINDING EFFECT, ETC. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger or consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of RFR at the Company's request. In the event of his demise, this agreement shall be enforceable by the Indemnitee's legal representatives as fully as if the Indemnitee had survived.

         16. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                         RAYONIER INC.

                                         By ------------------------
                                         Chairman, President and Chief
                                         Executive Officer




                                         --------------------------------
                                         [Name and Address of Indemnitee]